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                                                                    Exhibit 23.4

INDEPENDENT AUDITORS' CONSENT

We consent to the use in this Registration Statement of ACT Manufacturing, Inc. on Form S-3 of our report dated December 24, 1999, except as to Notes 1, 2.4, 28, 29, and 30 which are dated June 30, 2000, and our report dated December 25, 1997, both of which relate to the financial statements of GSS Array Technology Public Company Limited, which appear in the Prospectus, which is part of this Registration Statement.

We also consent to the reference to us under the heading "Experts" in such Prospectus.

/s/ Deloitte Touche Tohmatsu Jaiyos
Bangkok, Thailand
July 12, 2000